1128916v.3

                            SCHEDULE 14A
                           (Rule 14a-101)
               INFORMATION REQUIRED IN PROXY STATEMENT

                      SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a)
               of the Securities Exchange Act of 1934

Filed by the Registrant               X

Filed  by  a  party other  than  the
Registrant

Check the appropriate box:
  Preliminary proxy statement               Confidential  For   Use
                                            of    the    Commission
                                            Only, (as permitted,
                                            by Rule 14a-6(e)(2))

X Definitive proxy statement

  Definitive additional materials

  Soliciting material pursuant  to  Rule
  14a-11(c)or
  Rule 14a-12

                      LIFETIME HOAN CORPORATION
          (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the
                             Registrant)

Payment of filing fee (Check the appropriate box):
X No fee required.

  Fee  computed on table below per Exchange Act Rules 14a-6  (i)
  (1) and 0-11.

(1) Title   of  each  class  of  securities  to  which  transaction
    applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

  Fee paid previously with preliminary materials:

  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11
  (a)(2) and identify the filing for
which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party:

(4) Date Filed:



                   LIFETIME HOAN CORPORATION
                       One Merrick Avenue
                   Westbury, New York  11590


           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                  To be held on June 14, 2001


      Notice is hereby given that the Annual Meeting of Stockholders of Lifetime Hoan Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company, One Merrick Avenue, Westbury, New York 11590 on Thursday June 14, 2001, at 10:30 a.m., local time, for the following purposes:

      (1)   To elect a board of seven directors to  serve
      until  the  next Annual Meeting of Stockholders  or
      until   their  successors  are  duly  elected   and
      qualified;

      (2) To approve and ratify the appointment of Ernst & Young LLP as the independent auditors of the Company;

      (3) To transact such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

      Stockholders of record at the close of business on April 27, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices, One Merrick Avenue, Westbury, New York 11590, for any purpose germane to such meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting.


                                   By Order of the Board of Directors

                                   Craig Phillips, Secretary

Westbury, New York
April 27, 2001

THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.
                   LIFETIME HOAN CORPORATION
                       One Merrick Avenue
                   Westbury, New York  11590

                        PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS

                  To be held on June 14, 2001


                          INTRODUCTION

      The accompanying proxy is solicited by the Board of Directors (the "Board") of Lifetime Hoan Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal offices are located at One Merrick Avenue, Westbury, New York 11590 and its telephone number is (516) 683-6000. Stockholders of record at the close of business on April 27, 2001 are entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying Proxy shall be mailed to stockholders on or about May 11, 2001.

                          THE MEETING
Voting at the Meeting

     On April 27, 2001, there were 10,487,130 shares of the Company's common stock, $.01 par value (the "Common Stock"), issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders at the Meeting.

      A majority of the Company's outstanding shares of Common Stock represented at the Meeting, in person or by proxy, shall constitute a quorum. Assuming a quorum is present, (1) the affirmative vote of a plurality of the shares so represented is necessary for the election of directors and 2) the affirmative vote of a majority of the shares so represented is necessary to approve and ratify the appointment of Ernst & Young LLP as the independent auditors of the Company.

Proxies and Proxy Solicitation

      All shares of Common Stock represented by properly executed proxies will be voted at the Meeting in accordance with the directions marked on the proxies, unless such proxies have previously been revoked. If no directions are indicated on such proxies, they will be voted for the election of each nominee named below under "Election of Directors" and for the approval and ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company. If any other matters are properly presented at the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, such stockholder's shares of Common Stock will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

       The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial holders at the request of the Company. In addition to the solicitation of proxies by the use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company will reimburse such persons for their reasonable out-of-pocket expenses in accordance with the regulations of the Securities and Exchange Commission.


 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding beneficial ownership of the Common Stock as of April 27, 2001 (except where otherwise noted) based on a review of information filed with the United States Securities and Exchange Commission ("SEC") and the Company's stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer of the Company named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

                                                       Percent of
                                                       Outstanding
                                                       Shares
                           Amount&Natureof             Beneficially
   Name and Address        Beneficial Ownership        Owned (13)


Milton L. Cohen (1)              1,799,149(2)          17.1%

Jeffrey Siegel (1)               1,433,905(3)          13.6%

Ronald Shiftan                     180,186(4)           1.7%
 c/o The Port Authority of
 of NY & NJ
  One World Trade Center,
  67 West
 New York, NY  10048

Pamela Staley                      962,423(5)           9.2%
 1200 S. Gaylord
 Denver, CO  80210

Craig Phillips (1)                 938,142(6)           8.9%

Howard Bernstein (1)                -0-                 -

Robert McNally (1)           110,000(7)                 1.0%

Bruce Cohen  (1)                   681,349(8)           6.5%

Leonard Florence (1)                  114,000           1.0%

Royce & Associates, Inc.           998,328(9)           9.5%
 1414 Avenue of the Americas
 New York, NY  10019

Wellington Management Co., LLP    863,000(10)           8.2%
 75 State Street
 Boston, MA  02109

Dimensional Fund Advisors, Inc.   676,345(11)           6.4%
 1299 Ocean Avenue
  11th Floor
 Santa Monica, CA  90401

All Directors and  Executive
 Officers as a Group (8 persons)5,256,731(12)          48.1%


*                                Less than 1%


(1)The  address of such individuals is c/o the Company,  One  Merrick
Avenue, Westbury, NY 11590.


   (2)Includes  53,185 shares issuable upon the exercise  of  options
which  are             exercisable within 60 days.  Does not  include
40,000 shares issuable upon the         exercise of options which are
not  exercisable  within 60 days.  Does not include        1,038,020,
shares  owned by nineteen separate irrevocable trusts for the benefit
of      Mr.  Milton  L.  Cohen's  children,  their  spouses  and  his
grandchildren.  Mr.  Cohen, who   is not a trustee  of  such  trusts,
disclaims beneficial ownership of the shares held    by the trusts.

(3)  Includes  80,864  shares issuable upon the exercise  of  options which  are  exercisable  within 60 days.  Does  not  include  962,423 shares  owned by ten separate irrevocable trusts for the  benefit  of
Mr. Siegel's children, nieces and nephews.  Mr. Siegel, who is not  a trustee of such trusts, disclaims beneficial ownership of the  shares held by the trusts.

(4) Includes 180,186 shares issuable upon the exercise of options which are exercisable within 60 days.

(5) Includes 962,423 shares for which Ms. Staley is the sole trustee of the trusts referred to in footnote (3) above over which she has sole voting control and sole power to dispose of said shares.
Ms. Staley disclaims beneficial ownership of the shares held by the trusts.

(6)Includes 28,278 shares held by a trust of which Mr. Phillips is  a beneficiary and 11,450 shares issuable upon the exercise  of  options which are exercisable within 60 days.  Excludes 1,250 shares issuable upon  the  exercise  of options which are not exercisable  within  60 days.

(7)Includes 96,000 shares issuable upon the exercise of options which are exercisable within 60 days. Does not include 78,000 shares issuable upon the exercise of options which are not exercisable within 60 days.

(8) Includes 9,100 shares issuable upon the exercise of options which are  exercisable  within  60  days. Does  not  include  7,500  shares issuable  upon  the  exercise of options which  are  not  exercisable within  60 days. Includes 583,049 shares held in four trusts referred to  in  footnote  (2) over which Mr. Bruce Cohen  has  shared  voting
control.   Includes 77,682 shares held in four trusts referred to  in footnote  (2)  over  which Mr. Bruce Cohen has sole  voting  control.
Includes 2,850 shares held by three other trusts over which Mr. Bruce
Cohen has sole voting control.

(9)  Amount  and  Nature  of  Beneficial  Ownership  and  Percent  of
Outstanding Shares Beneficially Owned is based on Schedule 13G  dated
February 6, 2001 filed with the SEC reporting beneficial ownership of securities of the Company held by Royce and Associates, Inc. as of December 31, 2000.

(10)  Amount  and  Nature  of Beneficial  Ownership  and  Percent  of
Outstanding Shares Beneficially Owned is based on Schedule 13G  dated
February  13, 2001 filed with the SEC reporting beneficial  ownership of  securities of the Company held by Wellington Management Co.,  LLP as of December 31, 2000.
  (11)
      Amount  and  Nature  of  Beneficial Ownership  and  Percent  of
      Outstanding Shares Beneficially Owned is based on Schedule  13G
      dated   February  13,  2001  filed  with  the   SEC   reporting
      beneficial  ownership  of securities of  the  Company  held  by
      Dimensional Fund Advisors, Inc. as of December 31, 2000.
(12) Includes 430,785 shares issuable upon the exercise of options which are exercisable within 60 days.  Does not include 86,750 shares issuable upon the exercise of options which are not exercisable within 60 days.
(13) Calculated on the basis of 10,917,915 shares of Common Stock outstanding, except that shares underlying options exercisable within
60 days are deemed to be outstanding for purposes of calculating the beneficial ownership of securities owned by the holders of such options.


  To the knowledge of the Company, no arrangement exists, the operation of which might result in a change of control of the Company.

                         PROPOSAL NO. 1

                     ELECTION OF DIRECTORS

   A board of seven directors is to be elected at the Meeting to hold office until the next Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The following nominees have been recommended by the Board of Directors. It is the intention of the persons named in the enclosed proxy to vote the shares covered thereby for the election of the seven persons named below, unless the proxy contains contrary instructions:



                                                     Director or
                                                     Executive
                                                     Officer of the
                                                     company or its
   Name         Age           Position               Predecessor Since

Milton L.Cohen  72    Chairman Emeritus of the Board         1958
                      and a Director.  Prior to April 6,
                      2001, Milton Cohen held the position
                      of Chairman of the Board since
                      1958.     Prior to December 8, 2000,
                      Mr. Milton Cohen was also Chief
                      Executive Officer of the Company.
                      Since 1958 Mr. Milton Cohen was
                      President of the Company from
                      1958 to 1998.

Jeffrey Siegel     58 Chief Executive Officer,               1967
                      President and a Director.
                      Mr. Siegel has held the position of
                      Chief Executive Officer since
                      December 8, 2000.  Mr. Siegel has held
                      the position of President since 1999.
                      Prior to becoming President, since 1967,
                      Mr. Siegel was Executive Vice
                      President of the Company.

Bruce Cohen        43 Executive Vice President               1998
                      and a Director.  Mr. Bruce
                      Cohen has held the position of
                      Executive Vice President since
                      1999.  Prior to becoming
                      Executive Vice President,
                      since 1991, Mr. Bruce Cohen was
                      Vice President - National Sales
                      Manager of the Company.

Craig    Phillips  51 Vice-President - Manufacturing,         1973
                      Secretary and a Director. Mr.
                      Phillips has held the position
                      of Vice-President - Manufacturing
                      and Secretary since 1973.

Ronald Shiftan     56 Director.  Mr. Shiftan has served          1991
                      as Deputy Executive Director of
                      The Port Authority of New York &
                      New Jersey since September 1998.
                      Prior to becoming Deputy Executive
                      Director of the Port Authority of
                      New York & New Jersey, he had been,
                      since 1996, Chairman of Patriot Group,
                      LLC, a financial advisory firm.
                      Prior thereto, Mr. Shiftan held
                      executive management positions in
                      venture capital, investment banking
                      and financial advisory firms.

Howard Bernstein   80 Director.Mr. Bernstein has been           1992
                      a member of the firm of Cole,
                      Samsel & Bernstein LLC (and its
                      predecessors), certified public
                      accountants, for approximately
                      forty-nine years.

Leonard  Florence 69  Director.Mr. Florence has been           2000
                      Chairman of the Board, Chief
                      Executive Officer and President of
                      Syratech, Inc., a consumer products
                      Company, since 1986.

      Milton L. Cohen is the father of Bruce Cohen.

     Jeffrey Siegel and Craig Phillips are cousins.
      The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, should any of the foregoing nominees become unavailable for any reason, the persons named in the enclosed proxy intend to vote for such other person or persons as the present Board may nominate.

      The Board recommends that stockholders vote FOR the election of the nominated directors, and signed proxies which are returned will be so voted unless otherwise instructed on the proxy card.


INFORMATION CONCERNING THE BOARD OF DIRECTORS OF LIFETIME HOAN

      The  directors  of  the  Company are elected  annually  by  the stockholders of the Company.  They will serve until the  next  annual meeting  of the stockholders of the Company or until their successors
have   been  duly  elected  and  qualified  or  until  their  earlier resignation or removal.

     Directors who are not employees of the Company receive an annual fee  of  $5,000  plus $1,000 for each meeting of the Board  attended.
Directors,  who  are  employees  of  the  Company,  do  not   receive
compensation  for such services.  The officers and directors  of  the
Company  have  entered  into  indemnification  agreements  with   the
Company.


      Audit  Committee   The Audit Committee is  comprised  of  three
directors  who  are independent, as required by the  Audit  Committee charter  and the listing requirements for the Nasdaq National Market.
The  Audit  Committee  held two meetings during  2000.   The  current
members  are Ronald Shiftan (Chairman), Howard Bernstein and  Leonard
Florence.

     The Audit Committee, among other things, regularly:

       1.   reviews the activities of the Company's independent accountants.
2. evaluates the Company's organization and its internal controls, policies, procedures and practices to determine whether they are reasonably designed to:
3.   provide for the safekeeping of the Company's assets; and
4. assure the accuracy and adequacy of the Company's records and financial statements.
5.   reviews the Company's financial statements and reports.
6. monitors compliance with the Company's internal controls, policies, procedures and practices.
7. undertakes such other activities as the Board from time to time may delegate to it.

     The Audit Committee annually:

       1. considers the qualifications of the independent accountants of the Company and makes recommendations to the Board as to their selection.
2. reviews and approves audit fees and fees for non-audit services rendered or to be rendered by the independent accountants, and reviews the audit plan and the services rendered or to be rendered by the independent accountants for each year and the results of their audit for the previous year.

     The complete text of the Audit Committee charter is set forth at Appendix A to this Proxy Statement.


      Compensation Committee The Compensation Committee is comprised of three directors who are independent. The Compensation Committee held two formal meetings during 2000. The current members are Ronald
Shiftan (Chairman), Howard Bernstein and Leonard Florence.

      The  Compensation Committee, after consulting  with  the  chief
executive  officer,  establishes,  authorizes  and  administers   the
Company's  compensation  policies,  practices  and  plans   for   the
Company's directors, executive officers and other key personnel.  The
Compensation  Committee  advises the  Board  of  Directors  regarding directors' and officers' compensation and management development  and
succession  plans.   The Compensation Committee  is  responsible  for
administering  the Company's 2000 Incentive Bonus Compensation.   The
Compensation Committee also undertakes such other activities  as  may be delegated to it from time to time by the Board of Directors.

      Stock Option Committee  The Stock Option Committee is comprised of  three  directors.  The Stock Option Committee held seven meetings
during  2000.   The  current members are Jeffrey  Siegel  (Chairman),
Bruce Cohen and Ronald Shiftan.

      The Stock Option Committee is responsible for administering the Company's 2000 Long-Term Incentive Plan. The Company's 1991 Stock
Option Plan and 1996 Incentive Stock Option Plan are administered by the Board of Directors.

     The Board does not have a standing nominating committee; rather, the Board as a whole performs the functions which would otherwise be delegated to such a committee.

     The Board of Directors held five meetings during the fiscal year ended December 31, 2000.

      Each director attended every Board Meeting and every meeting of the committee(s) on which he served.

                       AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors of the Company reviewed and discussed the consolidated financial statements of the Company and its subsidiaries set forth in the Company's 2000 Annual
Report to Stockholders and at Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, with management of the Company and Ernst & Young LLP, independent accountants for the Company.

     The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, which includes, among other items, matters relating to the conduct of an audit of the Company's financial statements.

      The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards
Board Standard No. 1 and discussed with Ernst & Young LLP their independence from the Company.

      Based on the review and discussions with management of the Company and Ernst & Young LLP referred to above, the Audit Committee has recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and subsidiaries for the year ended December 31, 2000 in the Company's annual Report on Form 10-K for the year ended December 31, 2000 and in the Company's 2000 Annual Report to Stockholders.

April 6, 2001

                         The Audit Committee
                      Ronald Shiftan, Chairman
               Howard Bernstein         Leonard Florence

       COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Policies and Practices

     The  Board  of  Directors  of  the  Company  (the  "Board")  has
delegated   to   the  Compensation  Committee  of  the   Board   (the
"Committee")    primary   responsibility   for    establishing    and
administering  the  compensation programs  of  the  Company  for  its executive officers and other key personnel.

     The   Committee   annually  reviews  the   Company's   executive
compensation  practices to determine whether the Company's  executive compensation practices (a) enable the Company to attract  and  retain qualified and experienced executive officers and other key personnel,
(b)  will  motivate  executive officers and other  key  personnel  to attain appropriate short term and long term performance goals and  to manage the Company for sustained long term growth, and (c) align  the interests  of  executive officers and other key  personnel  with  the interests of the shareholders.

     Section  162(m)  of  the  Internal  Revenue  Code  (the  "Code")
provides that compensation paid to a public company's chief executive officer  and  its four other highest paid executive officers  in  tax years  1994  and thereafter in excess of $1 million is not deductible unless  such  compensation  is  paid only  upon  the  achievement  of objective  performance  goals where certain  procedural  requirements have been satisfied. Alternatively, such compensation may be deferred until  the  executive  officer is no longer a  covered  person  under
Section  162(m) of the Code.  Any compensation subject to the Section
162(m)  limitations will be automatically deferred until the  payment of  such  compensation would be deductible by the Company  except  in
those   cases  where  the  Committee  determines  that  nondeductible
payments   would  be  consistent  with  the  Company's   compensation
philosophy  and  in  the  best  interests  of  the  Company  and  its shareholders.

Executive Officers' Disclosure

     Each of the executive officers of the Company receives a salary at a level which is commensurate with the responsibility of such individual, and his or her prior experience. In reviewing salaries, the Committee takes into consideration the operating responsibility of each individual, his experience in the housewares industry, his expertise in overseas purchasing and the amount of time spent abroad.
The Committee also examines the impact each individual has on the profitability and future growth of the Company. Such salaries are intended to be comparable to the salaries of other companies of comparable size and nature. Salary reviews are done annually.

     The Company adopted the Lifetime Hoan Corporation 2000 Incentive
Bonus  Compensation Plan. pursuant to which executive  officers,  and other  designated participants are entitled to bonuses based on  such performance criteria and targets as are established for an applicable period.  The Company also adopted the Lifetime Hoan Corporation  2000
Long-Term  Incentive Plan which permits the granting of options  (and other  stock  based  awards)  to executive  officers  and  other  key personnel of the Company and its subsidiaries.
Chief Executive Officer Disclosure

     The  compensation of Milton L. Cohen, Chairman Emeritus  of  the
Board and who, until December 8, 2000 was Chief Executive Officer and until April 6, 2001 was Chairman of the Board, was governed by the terms of an agreement dated April 7, 1996, which was approved by the Committee and provides, among other things, for an annual base salary of $700,000 and an annual bonus as provided in the Company's
Incentive Bonus Compensation Plan.  His bonus for 2000 was $593,190.

     The   compensation  of  Jeffrey  Siegel,  President  and,  since
December  8,  2000,  Chief  Executive Officer  of  the  Company,  was
governed by the terms of an agreement dated April 7, 1996, which  was approved  by the Committee and provides, among other things,  for  an annual  base salary of $400,000 and annual bonus as provided  in  the
Company's Incentive Bonus Compensation Plan.  His bonus for 2000  was
$886,885.


The Committee reviewed Messrs. Cohen's and Siegel's compensation in the same manner as described above for the other executive officers.
In light of the overall performance of the Company, the Committee did not increase either Mr. Cohen's or Mr. Siegel's annual base salary in 2000.

April 6, 2001

                     The Compensation Committee
                      Ronald Shiftan, Chairman
               Howard Bernstein         Leonard Florence


                       EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain information concerning the compensation of the Company's Chairman Emeritus of the Board, who was the Chief Executive Officer until December 8, 2000, and the
Company's  President  and, since December 8,  2000,  Chief  Executive
Officer and each of its other most highly compensated executive officers whose annual compensation for the fiscal year ended December
31, 2000 exceeded $100,000 (the "Named Executive Officers") for the fiscal years ended December 31, 2000, 1999 and 1998:


                                                                                      Compensation
                                                    Long-Term
                                                   Compensation
                                                    Compensati
                                                        on
                                                      No. Of
                              Annual Compensation    Share of
                                                      Common
                                                      stock
                                                    Underlying
        Name and        Year    Salary      Bonus     Stock      All other
  Principal Position                                 Options    Compensation

Milton L. Cohen        2000  699,998    $593,190(3)    --       $6,415 (1)
Chairman Emeritus      1999  699,998    $304,042       --       $6,017 (1)
of the Board           1998  726,921    $833,901(4)    --       $5,882 (1)

Jeffrey Siegel         2000  400,010     $886,885(3)    --          --
Chief Executive        1999  400,010     $304,042       --          --
Officer and President  1998  415,395     $833,901(4)    --          --
President

Bruce Cohen            2000   221,000    $125,000(5)    --          --
Executive V. President 1999   201,000     $90,000(6)  10,000        --
President              1998   191,077     $90,000(7)     --      $56,050 (2)

Craig Phillips
   Vice President      2000   200,000       --          --          --
   Distribution        1999   200,000       --          --          --
   and Secretary       1998   200,962       --          --          --

Robert McNally         2000   210,000   25,000(5)       --          --
V. President Finance   1999   200,000   15,000(6)      24,000      --
and Treasurer          1998   196,269   20,000(7)      --          --




(1) Represents the current dollar value of premiums paid for split dollar life insurance by the Company on behalf of Mr. Milton L.
Cohen.

(2) Represents compensation from the exercise of nonqualified stock options.

(3) Includes $311,885 earned and paid during 2000 under the Incentive Bonus Compensation Plan to each of Messrs. Milton L. Cohen and Jeffrey Siegel. Also includes special bonuses paid to Messrs.
Milton L. Cohen and Jeffrey Siegel in the amounts of $281,305 and $575,000, respectively, for the fiscal year ended December 31, 2000.

(4) Includes $320,901 accrued in 1998 and paid in 1999 to each of Messrs. Milton L. Cohen and Jeffrey Siegel.

(5)  Such amounts were accrued in 2000 and paid in 2001.

(6)  Such amounts were accrued in 1999 and paid in 2000.

(7)  Such amounts were accrued in 1998 and paid in 1999.


Mr.  Jeffrey  Siegel, Chief Executive Officer and  President  of  the
Company,  has an outstanding loan owing to the Company in the  amount of $129,579.  This loan does not bear interest and is due on December
31,  2002.   During 2000, Mr. Jeffrey Siegel repaid  to  the  Company
$694,000 towards the loan.

Option/SAR Grants in Last Fiscal Year

      There were no options to purchase Common Stock granted to the named executive officers during the fiscal year ended December 31, 2000.

Aggregated  Option/SAR Exercises in the Last Fiscal Year  and  Fiscal
Year-End Option/SAR Values

      The following table sets forth certain information with respect to each exercise of stock options during the fiscal year ended
December 31, 2000 by each of the named executive officers and the number and value of unexercised options held by each of the Named
Executive Officers as of December 31, 2000:



                             Number of Shares
                              of Common Stock
               Shares                   Underlying            Value of Unexercised
              Acquired                   Unexercised            In-The-Money
                  on       Value        Options/SARs at         Options/SARS
   Name       Exercise     Realized      Dec. 31, 2000          at Dec.31,2000 (1)

                                     Exercis-    Unexercis-      Exercis-   Unexecis-
                                     able        able           able         able
Milton  L.  Cohen   --    --         53,185        --            $0          --

Jeffrey  Siegel     --    --         80,864       --        $48,161         --

Robert    McNally   --    --         96,000     78,000      $5,998      $31,500

Craig  Phillips     --    --         11,450      1,250         $0          $0

Bruce Cohen         --    --          9,100      7,500       $4,375     $13,125

(1) Calculated based on the difference between the closing sale price of the Common Stock, as reported on the Nasdaq National Market on December 31, 2000 ($7.25), and the exercise price of each option multiplied by the number of shares of Common Stock underlying such option.

                        PERFORMANCE GRAPH

       The  following graph compares the cumulative total return  on the  Company's Common Stock with the Nasdaq Market Value Index  and
 the   Housewares  Index  -  Media  General  Industry  Group.    The
 comparisons  in  this  table are required  by  the  Securities  and
 Exchange  Commission  and  are  not  intended  to  forecast  or  be indicative  of possible future performance of the Company's  Common
 Stock.

                    LIFETIME HOAN CORPORATION

 Cumulative  Total  Stockholder Return for the Period  December  31,
 1995
                   through December 31, 2000.


                                   Nasdaq       Media
                      Lifetime     Market      General
            Date        Hoan        Index       Index
          12/31/95     100.00      100.00      100.00
          12/31/96     127.03      124.27      124.04
          12/31/97     118.24      152.00      165.25
          12/31/98     119.52      214.39      150.29
          12/31/99     66.29       378.12      123.76
          12/31/00     94.69       237.66      103.62

 Employment  Contracts and Termination of Employment and  Change-in-
 Control Arrangements

       Effective  April  7,  1996,  the  Company  entered  into  new employment  agreements with Messrs. Milton  L.  Cohen,  then  Chief
 Executive  Officer  and  Chairman of the  Board  and  now  Chairman
 Emeritus  of  the  Board, and Jeffrey Siegel, now  Chief  Executive
 Officer and President of the Company, providing for annual salaries of $700,000 and $400,000, respectively, and for the payment to them of  bonuses  pursuant to the Company's Incentive Bonus Compensation
 Plan.  The employment agreements continued in force until April  6,
 2001.   The  agreements provided for, among other things,  standard fringe benefit arrangements, such as disability benefits, insurance and  an  accountable  expense allowance. The employment  agreements
 also   provided  that  if  the  Company  was  merged  or  otherwise consolidated  with any other organization or substantially  all  of the  assets of the Company were sold or control of the Company  had changed  (the transfer of 50% or more of the outstanding  stock  of the  Company) which was followed in the case of each executive  by:
 (i)  the  termination of his employment agreement, other  than  for cause;  (ii)  the diminution of his duties or change  in  executive position;  (iii) the diminution of his compensation (other  than  a general reduction to all employees); or (iv) the relocation of  his
 principal  place  of  employment  to  other  than  the   New   York
 Metropolitan Area, the Company would be obligated to  pay  to  such executive  or his estate the base salary required pursuant  to  the employment  agreement for the balance of the term.  The  employment agreements  also  contained restrictive covenants  preventing  each executive  from  competing with the Company for a  period  of  five years  from  the  earlier of the termination  of  such  executive's employment (other than a termination by the Company without  cause)
 or the expiration of his employment agreement.

       Effective  April  6, 2001, Mr. Milton L.  Cohen  resigned  as
 Chairman of the Board and as an employee of the Company.  Mr. Cohen will continue as a director of the Company and was elected Chairman
 Emeritus  of  the  Board.  The Company paid Mr. Cohen  a  bonus  of
 $178,500 for the period January 1, 2001 through April 6, 2001.   In
 addition,  Mr.  Cohen  and the Company entered  into  a  Consulting
 Agreement  dated as of April 6, 2001 pursuant to which the  Company retained Mr. Cohen as a consultant to the Company for a period of 5
 years.   The  Company will pay to Mr. Cohen a fee of  $440,000  per
 year  payable in monthly installments of $36,666.66.   Pursuant  to
 the terms of the Consulting Agreement, effective April 6, 2001, the
 Company granted to Mr. Cohen an option to purchase 40,000 shares of
 Common Stock of the Company.

      Effective as of April 6, 2001, Mr. Jeffrey Siegel entered into a  new employment agreement with the Company that provides that the
 Company  will  employ  him  as its President  and  Chief  Executive
 Officer for a term commencing on April 5, 2001, and as its Chairman of  the  Board  commencing immediately following  the  2001  Annual
 Meeting  of  stockholders, and continuing until April 6,  2006  and thereafter  for  additional consecutive  one  year  periods  unless terminated by either the Company or Mr. Siegel as provided  in  the agreement.  The agreement provides for an annual salary of $700,000 and  for  the  payment to him of bonuses pursuant to the  Company's
 Incentive Bonus Compensation Plan. The agreement also provides for, among  other things, standard fringe benefit arrangements, such  as
 disability   benefits,   insurance  and  an   accountable   expense
 allowance.  The agreement further provides that if the  Company  is merged  or  otherwise consolidated with any other  organization  or substantially all of the assets of the Company are sold or  control of  the  Company has changed (the transfer of 50% or  more  of  the outstanding  stock of the Company) which is followed  by:  (i)  the termination of his employment agreement, other than for cause; (ii)
 the diminution of his duties or change in executive position; (iii)
 the  diminution of his compensation (other than a general reduction to all employees); or (iv) the relocation of his principal place of employment  to  other  than  the New York  Metropolitan  Area,  the
 Company  would be obligated to pay to such executive or his  estate the  base salary required pursuant to the employment agreement  for the  balance  of the term. The employment agreement  also  contains restrictive covenants preventing the executive from competing  with the  Company  for a period of five years from the  earlier  of  the termination of Mr. Siegel's employment (other than a termination by the  Company  without cause) or the expiration  of  his  employment agreement.


 Limitation on Directors' Liability

       The Company's Restated Certificate of Incorporation contain a provision which eliminates the personal liability of a director for monetary damages other than for breaches of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware
 General Corporation Law or for any transaction from which the director derived an improper personal benefit.

       The  Company has entered into indemnification agreements with each  of  its officers and directors which provide that the Company
 will   indemnify   the   indemnitee  against  expenses,   including
 reasonable attorney's fees, judgments, penalties, fines and amounts paid  in  settlement  actually and reasonably incurred  by  him  in connection  with  any  civil or criminal action  or  administrative proceeding  arising  out of the performance of  his  duties  as  an
 officer,  director,  employee  or  agent  of  the  Company.    Such
 indemnification is available if the acts of the indemnitee were  in good  faith,  if  the  indemnitee acted in a manner  he  reasonably believed  to  be  in or not opposed to the best  interests  of  the
 Company   and,  with  respect  to  any  criminal  proceeding,   the
 indemnitee  had  no  reasonable cause to believe  his  conduct  was unlawful.

CERTAIN TRANSACTIONS

     On April 6, 1984, the Company, pursuant to its 1984 Stock Option
Plan,  which  has  since been terminated, issued options  to  Messrs.
Milton L. Cohen, Jeffrey Siegel and Craig Phillips, officers and directors of the Company. On December 17, 1985, such individuals exercised their options and the following table reflects the numbers of shares issued (the "Option Shares"), the aggregate purchase price, average price per share and method of payment.


                Number of
                Shares of    Aggregate    Average
               Common Stock   Purchase   Price per   Method of Payment
Name             Issued        Price      Share       Cash     Notes

Milton L. Cohen  1,713,204   $469,120    $0.27     $46,912    $422,208
Jeffrey Siegel   1,390,860    382,720     0.27      38,272     344,448
Craig Phillips     519,334    149,120     0.27      14,912     134,208
Total            3,623,398 $1,000,960             $100,096    $900,864

      The promissory notes issued by Messrs. Milton L. Cohen, Jeffrey
Siegel and Craig Phillips all bear interest at the rate of 9% per annum, are secured by such individuals' respective Option Shares and were originally due and payable on December 17, 1995. From time to time the due dates of the notes have been extended and, in December
2000, the Company extended the due dates of the notes to December 31, 2005. The interest has been paid each year when due.

     As of April 6, 2001, the promissory note issued by Mr. Milton L.
Cohen was canceled and replaced by a new promissory note in the principal amount of $855,777 (representing the principal amount of $422,208 of the promissory note referred to above and $433,569 of other outstanding loans) bearing interest at the rate of 4.85% per annum, payable in twenty equal quarterly installments (principal and interest combined) on the last day of June, September, December and March of each year commencing June 30, 2001.

Mr. Cohen and the Company entered into a Consulting Agreement dated as of April 6, 2001 pursuant to which the Company retained Mr. Cohen as a consultant to the Company for a period of 5 years. The Company will pay to Mr. Cohen a fee of $440,000 per year payable in monthly installments of $36,666.66. Pursuant to the terms of the Consulting
Agreement, effective April 6, 2001, the Company granted to Mr. Cohen an option to purchase 40,000 shares of Common Stock of the Company.



                           PROPOSAL NO. 2

       APPROVAL AND RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to stockholder approval and ratification, the Board reappointed the firm of Ernst & Young LLP as the independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 2001. Ernst & Young LLP has audited the
Company's financial statements since 1984.

     In  addition  to rendering audit services during 2000,  Ernst  &
Young LLP performed other non-audit services for the Company and its subsidiaries. Fees for the last annual audit were $142,000 and all other fees for service rendered during the year ended December 31, 2000 were $83,000, including audit related services of $36,000, and non audit services of $47,000.

   During 2000, the Company paid the following fees to Ernst &  Young
LLP:

           Audit    Fees    -   USA Operations       $110,000
        Audit Fees - Foreign Operations                32,000
        Preparation   of Tax Return - USA Operations   47,000
        All Other Fees                                 36,000

     In  making its recommendation, the Audit Committee reviewed past audit  results  and other non-audit services performed  during  2000.
In  selecting Ernst & Young LLP, the Audit Committee and the Board of
Directors   carefully  considered  their  independence.   The   Audit
Committee  has  determined  that the performance  of  such  non-audit services did not impair the independence of Ernst & Young LLP.

     Ernst & Young LLP has confirmed to the Company that they are  in
compliance   with   all  rules,  standards  and   policies   of   the
Independence   Standards  Board  and  the  Securities  and   Exchange
Commission governing auditor independence.

     If the stockholders do not approve and ratify this appointment, other independent auditors will be considered by the Board.

     Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions of stockholders.

     The Board recommends that stockholders vote FOR the approval and ratification of the appointment of Ernst & Young, LLP.

      Section  16(a) of the Securities Exchange Act of 1934  requires the Company's directors, executive officers, and persons who own more than  ten  percent  of  a registered class of  the  Company's  equity securities  to  file  with the Company, the Securities  and  Exchange
Commission,  and  the  National  Association  of  Securities  Dealers
initial  reports of ownership and reports of changes in ownership  of any  equity  securities of the Company.  During Fiscal 2000,  to  the best of the Company's knowledge, all required reports were filed on a timely basis, except by one Director, Mr. Leonard Florence, who filed
late  Form  3  reporting ownership of securities of the Company.   In
making  this  statement,  the  Company  has  relied  on  the  written representations of its directors and executive officers and copies of the reports provided to the Company.

STOCKHOLDER PROPOSALS

     A stockholder proposal intended to be presented at the Company's
2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before January 6, 2002, to be included in the Company's proxy statement and proxy relating to that meeting.

OTHER MATTERS

           The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgement of the persons voting such proxies.
Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

           Financial statements for the Company are included in the Annual Report of the Company for the fiscal year ended December 31, 2000 which accompanies this Proxy Statement.

      Upon  the written request of any person who on the record  date was  a record owner of Common Stock of the Company, or who represents in  good faith that he or she was on such date a beneficial owner  of such  Common  Stock,  the Company will send to such  person,  without charge, a copy of its Annual Report on Form 10-K for the fiscal  year
ended    December  31,  2000,  including  financial  statements   and
schedules,  as  filed   with the Securities and Exchange  Commission.
Requests  for this report should be directed to Robert McNally,  Vice
President, Treasurer and CFO, Lifetime Hoan Corporation, One  Merrick
Avenue, Westbury, New York 11590.


                                     By   Order  of  the   Board   of
Directors,


                                   Craig Phillips, Secretary

Dated:  April 27, 2001

                             APPENDIX A

                       AUDIT COMMITTEE CHARTER


     The purpose of this Charter is to codify the responsibilities of the Audit Committee. The Committee will review and reassess the adequacies of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

Composition

      The  Board of Directors will appoint the members of  the  Audit
Committee.   The Committee shall be composed of no fewer  than  three
independent  directors.  Notwithstanding the foregoing, one  director who is neither a current employee nor an immediate family member of a current  employee,  but  who otherwise is  not  independent,  may  be appointed  to  the  Committee  if the Board,  under  exceptional  and limited circumstances, determines that membership is required by  the best  interests of the Company and its stockholders.  In  such  case, the Board must disclose in its next annual proxy statement the nature of the relationship and the reasons for the determination.

     Each member of the committee must be able to read and understand fundamental  financial statements or become able to do  so  within  a
reasonable  period  of time after appointment to the  Committee.   In
addition,  at  least  one  member of the  Committee  must  have  past
employment   experience   in   finance   or   accounting,   requisite
professional  certification in accounting, or  any  other  comparable experience or background which results in the individual's  financial sophistication.

     The Board may designate one or more Directors as alternative members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. In addition, no person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule of the United States Securities and Exchange Commission ("SEC") or any exchange on which shares of the common stock of the Company are traded.

Purpose

      The Audit Committee will review for the Board of Directors  the activities of the Company's independent accountants, and evaluate the
Company's organization, internal controls, policies, procedures,  and practices to determine whether they are reasonably designed to assure the  accuracy  and  adequacy of the Company's records  and  financial statements, and to provide for the safekeeping of the assets  of  the
Company.   In  performing  its duties, the  Committee  will  maintain
effective   working  relationships  with  the  Board  of   Directors,
management and the independent accountants.  [To effectively  perform his  or  her role, each Committee member will obtain an understanding of  the  responsibilities  of Committee membership  as  well  as  the
Company's business, operations and risks.]

Responsibilities

     The Committee shall:

     1. Review the annual audit plan and the results there of the independent accountants.

     2.   Review the activities of the independent accountants.

     3.     Review  the  Company's  annual  financial  statements  in
     conjunction  with  management and the  independent  accountants, including  a  discussion  with the  independent  accountants  of matters  required  to  be  discussed by  Statement  of  Auditing
     Standards  No.  61.   Such review is to be  completed  prior  to
     recommending approval by the Board of Directors and  publication to the Company's stockholders.

     4. Review with management and the independent accountants significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     5.    Review and approve the annual audit fees, including  total
     fees   for   non-audit  services  rendered  by  the  independent
     accountants.

     6. Recommend to the Board of Directors the retention or replacement of the independent accountants retained by the Company for the ensuing year.

     7. Review the Company's system of internal controls and receive a direct report in this connection from the independent accountants.

     8. Ensure that the independent accountants provide a formal written statement delineating all relationships between the independent accountants and the Company, consistent with the provisions of Independence Standards Board Standard No. 1.

     9. Discuss with the independent accountants any disclosure made pursuant to Item 8 above that may impact the objectivity and/or independence of the independent accountants and take, or recommend that the Board of Directors take, appropriate action to ensure the independence of the independent accountants.

          In addition, the Audit Committee shall perform such other responsibilities as may be delegated to it by the Board of Directors from time to time.

Meetings

     Meetings of the Audit Committee shall be held at least two times
a  year  and  will be called by the Chairman of the  Committee.   The
Chief  Financial  Officer, in consultation with the Chairman  of  the
Audit  Committee,  shall prepare an agenda for each  meeting.   Other
officials  may  attend  when invited by  the  Committee.   The  Audit
Committee  shall  also conduct private meetings with the  independent accountants at the Committee's discretion.

      In  addition to the above meetings, the Chairman of  the  Audit
Committee will meet quarterly with the independent accountants and the Chief Financial Officer or his designee, either by telephone or in person, to discuss the interim financial statements prior to their release.

Independent Accountants

      The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (and to recommend the ratification by the Company's stockholders of the appointment of the independent accountants).

Definition of Independent Director

The term "independent director" means a person other than an officer of the company or any other individual having a relationship which, in the view of the Board, would interfere with the exercise of the independent judgment. A director will not be considered independent who:

       1. is employed by the company or any of its affiliates for the current year or any of the past three years,

       2. accepts any compensation (other than compensation for services as a director and certain other limited amounts) from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year,

       3. is employed as an executive by another entity where any of the Company's executive serves on that entity's compensation committee,

4. is a partner in, or a controlling stockholder or any executive officer of, any for- profit business entity to which the Company made, or from which the Company received, payments exceeding 5% of the Company's or such entity's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years, or

       5. is a member of the immediate family of any individual who is, or has been in any of the past three years, employed as an executive officer by the Company or any of its affiliates.



_______________________________
1 Set forth the amount on which the filing fee is calculated and state how it was determined.
